UNITED STATES

             SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT



Pursuant  to  Section 13 or 15(d) of the Securities  Exchange
     Act of 1934

Date of Report (Date of earliest event reported) April 3,1996

       National Capital Management Corporation
(Exact name of registrant as specified in its charter)

     Delaware                   0-16819       94-3054267
(State or other jurisdiction (Commission   (I.R.S. Employer
  of  incorporation)         File Number)  Identification No.)

50 California Street, San Francisco,   CA            94111
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number,including area code(415)989-2661


(Former name or former address, if changed from last report.)

                          FORM 8-K


Item 5.     Other Events

The Company's wholly-owned subsidiary, Georgia Properties, Inc. ("GPI"), received a loan of $650,000 on December 21, 1995 and an additional $500,000 on February 1, 1996 from an individual affiliated with NCM Management Ltd., a company which provides management services to the Company, in exchange for an option to purchase Appletree Townhouses for $3,500,000, which was exercised on April 3, 1996.

The sales price of $3,500,000 consisted of the aforementioned advances by the buyer totaling $1,150,000, assumption of the existing first deed loan by the buyer in the amount of $1,048,795 and a purchase money note for the balance equal to $1,301,205. The purchase money note bears interest from the date of sale at 8% per annum until it is due on December 31, 1996. In addition, the buyer is required to prepay $250,000 of this note on May 1, 1996, of which $125,000 was paid early on April 10, 1996. A gain of approximately $1,030,000 will be reported during 1996.

Revenues of the Appletree Townhouses were approximately $1,097,620 and $1,088,257 for the year ended December 31, 1995 and 1994, respectively. During the same periods, expenses were $1,128,400 and $1,039,447, while property net loss was $30,780 for the year ended December 31, 1995 and property net income of $48,810 for the year ended December 31, 1994.

Summarized below are the pro forma results of operations of the Company assuming that Appletree Townhouses had been sold as of January 1, 1994.

                            For the Year      For the Year
                               Ended             Ended
                          December 31, 1995  December 31, 1994

Total revenues              $ 6,897,529        $   739,008
Total costs and expenses      8,663,848          3,188,730
Loss from continuing
 operations                  (1,766,319)        (2,449,722)
Gain on sale of
 real properties              1,029,894          2,141,858
Loss from discontinued
 operations                  (1,368,328)          (648,817)
Net loss                     (2,104,753)          (956,681)
Net loss per share                (1.27)             (0.58)

Pro forma adjustments have been made for interest payable attributable to the option and interest income attributable to the sale in the amount of $29,688 and $63,858, respectively, for the year ended December 31, 1995. The pro forma financial information presented above is not necessarily indicative of either the consolidated results of operations that would have occurred had the disposition taken place at the beginning of the periods presented or of future results of operations of the remaining consolidated companies.

The  components of net assets held for option as of  December
31, 1995 are as follows:

Rental properties, less accumulated
 depreciation of $885,812                    $  3,152,088
Mortgage note payable                          (1,063,368)
Other, net                                        236,488
                                             $  2,325,208

The Company believes it will not incur any material Federal taxes, as the gain will be offset by current operating losses and net operating loss carryovers. However, the Company estimates it will be liable for approximately $100,000 in State taxes as there is insufficient net operating loss carryovers to completely offset the gain.

                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           NATIONAL CAPITAL
                           MANAGEMENT CORPORATION



Date:  April 19, 1996      By:/s/Herbert J. Jaffe
                              Herbert J. Jaffe
                              President